Exhibit (d)(21)

PROFUNDS AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AGREEMENT, dated as of January 1, 2004, and amended as of March 10, 2005, is made and entered into by and between ProFunds, a Delaware business trust (the “Trust”), on behalf of its series listed on Schedule A attached hereto, as amended from time to time (each a “Fund” and collectively the “Funds”), and ProFund Advisors LLC (“ProFund Advisors”).

WHEREAS, ProFund Advisors has been appointed the investment adviser of each Fund pursuant to an Investment Advisory Agreement dated October 28, 1997 as amended and restated to date, between the Trust, on behalf of each Fund, and ProFund Advisors (the “Advisory Agreement”);

WHEREAS, ProFund Advisors has been appointed the manager of each Fund pursuant to a Management Services Agreement dated October 28, 1997 as amended and restated to date, between the Trust, on behalf of each Fund, and ProFund Advisors; and

WHEREAS, the Trust and ProFund Advisors desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, the Trust and ProFund Advisors hereby agree as follows:

1. ProFund Advisors hereby agrees, subject to Section 2 hereof, to reduce the fees payable to it under the Advisory Agreement and the Management Services Agreement (but not below zero) and make any additional payments to the extent necessary to limit the operating expenses (exclusive of brokerage costs, interest, taxes, dividends (including dividend expenses on securities sold short, litigation, indemnification, and extraordinary expenses (as determined under generally accepted accounting principles)) (“Operating Expenses”) and organizational costs of the Funds for the periods indicated on Schedule A hereto (each a “Period”) of each Fund to an annual rate (as a percentage of the Fund’s average daily net assets) as set forth on Schedule A hereto (“Expense Limit”).

2. The Trust agrees to pay to ProFund Advisors the amount of advisory fees and management services fees that, but for Section 1 hereof, would have been payable by each Fund to ProFund Advisors pursuant to the Advisory Agreement and the Management Services Agreement, and reimburse any additional payments remitted by ProFund Advisors (the “Deferred Expenses”), subject to the limitations provided in this Section. Such repayment shall be made monthly, but only if the Operating Expenses of that Fund, without regard to such repayment, are at an annualized rate (as a percentage of the average daily net assets of the Fund) less than the Expense Limit for the applicable Period. Furthermore, the amount of Deferred Expenses paid by a Fund in any subsequent month shall be limited so that the sum of (a) the amount of such payment and (b) the other Operating Expenses of the Fund do not exceed such rate as may be agreed upon from time to time for payments made after the applicable Period.

Deferred Expenses shall not be payable by a Fund to the extent that the amounts payable by it pursuant to the immediately preceding two sentences during the period ending three years from the date the Fund incurred the Deferred Expenses, and in no event later than three years after the end of the applicable Period, are not sufficient to pay such Deferred Expenses. In no event will a Fund be obligated to pay any fees waived or deferred by ProFund Advisors with respect to any other series of the Trust.

3. After the applicable Period, ProFund Advisors may, by notice in writing to the Trust, terminate, in whole or in part, its obligation under Section 1 to reduce its fees with respect to a Fund in any period following the date specified in such notice (or change the percentage specified in Schedule A), but no such change shall affect the obligation (including the amount of the obligation) of a Fund to repay amounts of Deferred Expenses with respect to periods prior to the date specified in such notice.

4. A copy of the Certificate of Formation establishing the Trust is on file with the Secretary of The State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Funds by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Funds.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ProFunds,	ProFund Advisors LLC,
a Delaware business trust	a Maryland limited liability company

By:	By:
Michael L. Sapir	Louis M. Mayberg
Chairman and President	President

SCHEDULE A

TO PROFUNDS EXPENSE LIMITATION AGREEMENT

Updated as of January 1, 2005 for the period January 1, 2005 through December 31, 2005 (the “applicable Period”)

	Expense Limit
Fund Name	Investor Class	Service Class
Bull ProFund	1.95%	2.95%
Mid-Cap ProFund	1.95%	2.95%
Small-Cap ProFund	1.95%	2.95%
OTC ProFund	1.95%	2.95%
Large-Cap Value ProFund	1.95%	2.95%
Large-Cap Growth ProFund	1.68%	2.68%
Mid-Cap Value ProFund	1.95%	2.95%
Mid-Cap Growth ProFund	1.68%	2.68%
Small-Cap Value ProFund	1.95%	2.95%
Small-Cap Growth ProFund	1.95%	2.95%
Europe 30 ProFund	1.95%	2.95%
Rising U.S. Dollar ProFund[1]	1.95%	2.95%
UltraBull ProFund	1.95%	2.95%
UltraMid-Cap ProFund	1.95%	2.95%
UltraSmall-Cap ProFund	1.95%	2.95%
UltraDow 30 ProFund	1.95%	2.95%
UltraOTC ProFund	1.95%	2.95%
UltraJapan ProFund	1.95%	2.95%
Bear ProFund	1.95%	2.95%
Short Small-Cap ProFund	1.95%	2.95%
Short OTC ProFund	1.95%	2.95%
Falling U.S. Dollar ProFund[1]	1.95%	2.95%
UltraBear ProFund	1.95%	2.95%
UltraShort Mid-Cap ProFund	1.68%	2.68%
UltraShort Small-Cap ProFund	1.95%	2.95%
UltraShort Dow 30 ProFund	1.95%	2.95%
UltraShort OTC ProFund	1.95%	2.95%
Banks UltraSector ProFund	1.68%	2.68%
Basic Materials UltraSector ProFund	1.68%	2.68%
Biotechnology UltraSector ProFund	1.68%	2.68%
Consumer Services UltraSector ProFund	1.68%	2.68%
Consumer Goods UltraSector ProFund	1.68%	2.68%
Oil & Gas UltraSector ProFund	1.95%	2.95%
Financials UltraSector ProFund	1.68%	2.68%
Health Care UltraSector ProFund	1.68%	2.68%
Industrials UltraSector ProFund	1.68%	2.68%

[1]	Commenced operations on February 17, 2005.

	Expense Limit
Fund Name	Investor Class	Service Class
Internet UltraSector ProFund	1.95%	2.95%
Pharmaceuticals UltraSector ProFund	1.68%	2.68%
Precious Metals UltraSector ProFund	1.95%	2.95%
Real Estate UltraSector ProFund	1.95%	2.95%
Semiconductor UltraSector ProFund	1.95%	2.95%
Technology UltraSector ProFund	1.68%	2.68%
Telecommunications UltraSector ProFund	1.68%	2.68%
Utilities UltraSector ProFund	1.68%	2.68%
Mobile Telecommunications UltraSector ProFund	1.95%	2.95%
U.S. Government Plus ProFund	1.70%	2.70%
Rising Rates Opportunity ProFund	1.95%	2.95%
Rising Rates Opportunity 10 ProFund[2]	1.95%	2.95%

Fund Name	Expense Limit
ProFund VP Bull	1.98%
ProFund VP Small-Cap	1.98%
ProFund VP OTC	1.98%
ProFund VP Large-Cap Value	1.98%
ProFund VP Large-Cap Growth	1.98%
ProFund VP Mid-Cap Value	1.98%
ProFund VP Mid-Cap Growth	1.98%
ProFund VP Small-Cap Value	1.98%
ProFund VP Small-Cap Growth	1.98%
ProFund VP Asia 30	1.98%
ProFund VP Europe 30	1.98%
ProFund VP Japan	1.98%
ProFund VP Rising U.S. Dollar[3]	1.98%
ProFund VP UltraBull	1.98%
ProFund VP UltraMid-Cap	1.98%
ProFund VP UltraSmall-Cap	1.98%
ProFund VP UltraOTC	1.98%
ProFund VP Bear	1.98%
ProFund VP Short Small-Cap	1.98%
ProFund VP Short OTC	1.98%
ProFund VP Falling U.S. Dollar[3]	1.98%
ProFund VP Banks	1.98%
ProFund VP Basic Materials	1.98%
ProFund VP Biotechnology	1.98%

[2]	Commenced operations on January 10, 2005.

[3]	Not operational.

Fund Name	Expense Limit
ProFund VP Consumer Goods	1.98%
ProFund VP Consumer Services	1.98%
ProFund VP Oil & Gas	1.98%
ProFund VP Financials	1.98%
ProFund VP Health Care	1.98%
ProFund VP Industrials	1.98%
ProFund VP Internet	1.98%
ProFund VP Natural Resources[3]	1.98%
ProFund VP Pharmaceuticals	1.98%
ProFund VP Precious Metals	1.98%
ProFund VP Real Estate	1.98%
ProFund VP Semiconductor	1.98%
ProFund VP Technology	1.98%
ProFund VP Telecommunications	1.98%
ProFund VP Utilities	1.98%
ProFund VP U.S. Government Plus	1.73%
ProFund VP Rising Rates Opportunity	1.78%
ProFund VP Money Market	1.35%

PROFUND ADVISORS LLC	PROFUNDS
a Maryland limited liability company	a Delaware statutory trust

By:	By:
Michael Sapir	Louis M. Mayberg
Chairman and Chief Executive Officer	President